                                                                    EXHIBIT 99.1
                                                                    ------------



        BANCORPSOUTH, INC. ANNOUNCES EARNINGS PER DILUTED SHARE OF $0.36
                          FOR THE THIRD QUARTER OF 2004


TUPELO, Miss., October 19, 2004 /PRNewswire-FirstCall via COMTEX/ -- BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the third quarter and nine months ended September 30, 2004.

     Highlights of the Quarter:

     - The third consecutive sequential-quarter increase in loans net of unearned discounts and the second consecutive comparable-quarter increase.

     - The first sequential-quarter increase in loan interest revenue since the third quarter of 2002.

     - Improved credit quality resulted in reduced provision for possible credit losses.

     - The growth in insurance commissions, up 20.3 percent for the third quarter compared with the third quarter of 2003.

     - The signing of definitive agreements to acquire Premier Bancorp, Inc. the holding company for Premier Bank of Brentwood, Tennessee, and Business Holding Corporation, the holding company for The Business Bank of Baton Rouge, Louisiana, which are expected to significantly expand BancorpSouth's presence in the growing Nashville and Baton Rouge markets.

Net income for the third quarter of 2004 was $27.6 million, or $0.36 per basic share and diluted share. Included in the results for the third quarter of 2004 is the net negative impact of $0.02 per diluted share from a $2.2 million non-cash charge for impairment of the Company's mortgage servicing asset related to a decline in mortgage interest rates and $146,000 in net securities gains. Net income for the third quarter of 2003 was $33.9 million, or $0.43 per basic and diluted share. Included in the results for the third quarter of 2003 is the net positive impact of $0.05 per diluted share from a $5.8 million reversal of previously recorded impairment charges against the Company's mortgage servicing asset and $60,000 in net securities gains.

For the first nine months of 2004, net income was $86.0 million, or $1.12 and $1.11 per basic and diluted share, respectively. Included in the results for the first nine months of 2004 is the net positive impact of $0.05 per diluted share from a $4.8 million reversal of previously recorded impairment charges against the Company's mortgage servicing asset and $822,000 in net securities gains. Net income for the first nine months of 2003 was $102.3 million, or $1.32 and $1.31 per basic and diluted share, respectively. Included in the results for the first nine months of 2003 is the net positive impact of $0.12 per diluted share from a $1.9 million reversal of previously recorded impairment charges against the Company's mortgage servicing asset and $13.8 million in net securities gains.

"We are pleased to have achieved continued expansion of our loan portfolio for the third quarter of 2004 and to have reversed the steady decline in loan interest revenue that has affected our results for the past two years," said Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth. "While we are encouraged by these trends and by the strengthening economic activity that underlies them, we continue to face the challenge of short-term liability sensitivity in a rising interest rate environment.

"We are also encouraged by the further growth in insurance commissions, reflecting our two insurance agency acquisitions in 2003, which offset much of the impact of the anticipated decline in mortgage originations from the levels produced by historically low interest rates last year. These acquisitions illustrate the continuing potential of both our strategy to lower our dependence on interest-rate spreads by increasing our noninterest revenue and our ability to complement our organic growth through strategic acquisitions.

"In the third quarter, we again acted decisively to seize strategic opportunities through signing definitive agreements to acquire Premier Bank of Brentwood and The Business Bank of Baton Rouge. The acquisition of Premier Bank of Brentwood will significantly expand our presence in the rapidly growing suburban-Nashville market. The acquisition of The Business Bank of Baton Rouge will provide our initial banking assets in the dynamic Baton Rouge metropolitan market and enable us to leverage the significant market presence we created through last year's acquisition of Louisiana's oldest and largest insurance company, Wright and Percy Insurance, which is headquartered in Baton Rouge."

Net Interest Revenue

Interest revenue for the third quarter of 2004 was $124.5 million, a 4.1 percent decrease from $129.8 million for the third quarter of 2003 and an increase of
0.7 percent from $123.7 million for the second quarter of 2004. Interest expense for the third quarter of 2004 was $41.5 million, a 1.1 percent decrease from $42.0 million for the third quarter of 2003 and an increase of 3.9 percent from $40.0 million for the second quarter of 2004.

The average taxable equivalent yield on earning assets was 5.17 percent for the third quarter of 2004, a decline from 5.52 percent for the third quarter of 2003 and an increase from 5.15 percent for the second quarter of 2004. The average rate paid on interest bearing liabilities was 1.99 percent for the third quarter of 2004, down from 2.07 percent for the third quarter of 2003 and up from 1.93 percent for the second quarter of 2004.

Net interest revenue was $83.0 million for the third quarter of 2004, a decrease of 5.5 percent from $87.8 million for the third quarter of 2003 and a decrease of 0.9 percent from $83.7 million for the second quarter of 2004. Net interest margin declined to 3.48 percent for the third quarter of 2004 from 3.76 percent for the third quarter of 2003 and from 3.52 percent for the second quarter of 2004.

Patterson remarked, "As expected, net interest revenue and the pressure on net interest margin for the quarter reflected the impact of our short-term liability sensitivity in a rising interest rate environment. In spite of the compression in net interest margin for the quarter, the increase in interest rates away from their low absolute level during the first half of the year enhances our ability to manage our assets and liabilities to limit our exposure to changing interest rates. The conservative posture in the average maturity of our investment assets will provide an opportunity to reduce pressure on net interest margin should loan demand continue to increase. This opportunity will reduce our appetite for higher priced deposits, thereby positively impacting net interest margin."

Deposit and Loan Activity

Total assets increased 4.1 percent to $10.6 billion at September 30, 2004, from $10.2 billion at September 30, 2003. Total deposits rose 5.0 percent to $8.8 billion at September 30, 2004, from $8.4 billion at September 30, 2003. Loans, net of unearned discount, increased 4.2 percent to $6.5 billion at September 30, 2004, from $6.3 billion at September 30, 2003.

"The solid growth in loans and deposits for the third quarter provides additional evidence that the economy is strengthening in our markets," said Patterson. "We added over $90 million in loans during the latest quarter alone. We are also pleased with the continued growth in low-cost demand deposits, up 8.6% at the end of the third quarter of 2004 from the end of the third quarter last year, which indicated an increased share of the household market. In contrast, total time deposits only increased 3.0% on a comparable-quarter basis as a result of our ongoing actions to reduce our interest-rate exposure."

Provision for Credit Losses and Allowance for Credit Losses

The provision for credit losses decreased 24.3 percent to $3.5 million for the third quarter of 2004 from $4.7 million for the third quarter of 2003 and decreased 27.0 percent from $4.8 million for the second quarter of 2004. Annualized net charge-offs were 0.25 percent of average loans for the third quarter of 2004, down from 0.34 percent for third quarter of 2003 and 0.36 percent for the second quarter of 2004.

Non-performing loans decreased 20.8 percent to $36.7 million, or 0.56 percent of loans, at September 30, 2004, from $46.3 million, or 0.74 percent of loans, at September 30, 2003, and decreased 1.2 percent from $37.1 million, or 0.58 percent of loans, at June 30, 2004. The allowance for credit losses was 1.38 percent of loans at September 30, 2004, compared with 1.45 percent of loans at September 30, 2003 and 1.41 percent of loans at June 30, 2004.

Patterson continued, "We significantly reduced our third-quarter provision for credit losses on a sequential-quarter basis and for the third consecutive comparable-quarter because of further improvement in our credit quality. For the third quarter, this improvement included a substantial reduction in annualized net charge-offs and non-performing loans. As a result, our reserve coverage of non-performing loans improved to 2.5 at September 30, 2004, from 2.0 and 2.4 at the end of the third quarter of 2003 and the second quarter of 2004, respectively, in spite of the lower allowance for credit losses as a percent of loans."

Noninterest Revenue

Noninterest revenue was $42.3 million for the third quarter of 2004, a 15.0 percent decrease from $49.8 million for the third quarter of 2003 and a 17.7 percent decrease from $51.4 million for the second quarter of 2004. As discussed above, these results reflect the impact of the $2.2 million non-cash charge for impairment of the Company's mortgage servicing asset for the third quarter of 2004 compared with the reversal of previously recorded impairment charges against the Company's mortgage servicing asset of $5.8 million and $9.4 million for the third quarter of 2003 and the second quarter of 2004, respectively. In addition, mortgage lending results for the latest quarter reflected the anticipated decline in mortgage originations to $128.6 million from $360.1 million for the third quarter of 2003.

Insurance commissions rose 20.3 percent to $14.4 million for the third quarter of 2004 from $11.9 million for the third quarter of 2003, primarily driven by the acquisition of Wright & Percy Insurance, Baton Rouge, Louisiana, in the second quarter of 2003 and the acquisition of Ramsey, Krug, Farrell & Lensing Insurance, Little Rock, Arkansas, in the third quarter of 2003.

"Demonstrating our commitment to diversifying our revenue streams, our third-quarter noninterest revenue equaled more than half of our net interest revenue, even with the impairment charge to our mortgage servicing asset. We are confident of continuing opportunities to increase noninterest revenue as we expand these products and services within our existing markets and enter new markets, through both organic growth and acquisition. Through the ongoing successful implementation of our noninterest revenue strategy, we expect to achieve both further reductions in our interest-rate spread dependence and stronger customer relationships as we serve more of our customers' financial needs."

Noninterest Expense

Noninterest expense was $85.0 million for the third quarter of 2004, a 2.9 percent increase from $82.6 million for the third quarter of 2003 and a 1.1 percent increase from $84.0 million for the second quarter of 2004. The increases primarily reflected salaries, employee benefits and other expenses related to the growth in insurance commissions, as well as to the acquisition of Ramsey, Krug, Farrell & Lensing Insurance in the third quarter of 2003.

Capital Management

BancorpSouth repurchased 374,400 shares of its common stock during the third quarter of 2004 under a stock repurchase plan authorized in April 2003 for the repurchase of up to 3.9 million shares. A total of 2,005,108 shares had been purchased under this plan at the end of the third quarter of 2004. Combined with the 8.3 million shares repurchased under earlier plans, BancorpSouth had repurchased approximately 10.3 million shares of its common stock as of September 30, 2004, or 12.3 percent of its outstanding shares at March 5, 2001, when the first of these plans was authorized. BancorpSouth will continue to evaluate additional share repurchases under the April 2003 plan, which authorizes these repurchases during a two-year period.

Summary

Patterson concluded, "Although our third-quarter results were clearly affected by the constriction in our net interest margin, we believe the strengthening economy and the initial movements toward more sustainable levels of interest rates are beginning to create a foundation for future profitable growth. We expect our net interest margin will continue to pose a challenge for the immediate future. However, we are also confident that through our strong competitive position in our six-state franchise, proven organic growth and acquisition strategies, high credit quality and conservative capitalization, we are positioned to produce long-term growth consistent with our historical results."

Conference Call

BancorpSouth will conduct a conference call with analysts at 1:30 p.m. (Central
Time) on October 19, 2004. Investors may listen via the Internet by accessing BancorpSouth's website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth's website for at least two weeks following the call.

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," "could" or "intend." These forward-looking statements include, without limitation, those relating to interest rates, loan demand, loan and deposit growth insurance commissions, demand deposits, allowance for credit losses, net interest margin, customer relationships, credit quality, noninterest revenue, expansion of products and services, proposed acquisitions of Premier Bancorp and Business Holding Corporation, expansion of markets and entry into new markets through growth and acquisitions, common stock repurchase plan, competitive position, long-term growth prospects and BancorpSouth's future growth and profitability.

We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements due to a variety of factors. These factors include, but are not limited to, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates, the ability of BancorpSouth to maintain credit quality, the ability of BancorpSouth to effectively integrate acquisitions, the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, changes in laws and regulations affecting financial institutions in general, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth's operating or expansion strategy, geographic concentration of BancorpSouth's assets, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to identify potential acquisitions, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth's filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi with approximately $10.6 billion in assets. BancorpSouth operates approximately 250 commercial banking, insurance, trust and broker/dealer locations in Alabama, Arkansas, Louisiana, Mississippi, Tennessee and Texas.

BancorpSouth, Inc.
Selected Financial Data

                                                               Three Months Ended                 Nine Months Ended
                                                                 September 30,                     September 30,
                                                          ----------------------------      ----------------------------
                                                              2004             2003            2004             2003
                                                          -----------      -----------      -----------      -----------
(Dollars in thousands, except per share amounts)

EARNINGS SUMMARY:

Net interest revenue                                      $    82,958      $    87,808      $   250,124      $   265,021
Provision for credit losses                                     3,530            4,664           12,381           17,658
Noninterest revenue                                            42,327           49,820          139,784          142,012
Noninterest expense                                            84,980           82,551          255,016          237,767
                                                          -----------      -----------      -----------      -----------
Income before income taxes                                     36,775           50,413          122,511          151,608
Income tax provision                                            9,187           16,539           36,484           49,345
                                                          -----------      -----------      -----------      -----------
Net income                                                $    27,588      $    33,874      $    86,027      $   102,263
                                                          ===========      ===========      ===========      ===========
Earning per share:  Basic                                 $      0.36      $      0.43      $      1.12      $      1.32
                                                          ===========      ===========      ===========      ===========
                    Diluted:                              $      0.36      $      0.43      $      1.11      $      1.31
                                                          ===========      ===========      ===========      ===========

BALANCE SHEET DATA AT SEPTEMBER 30:

Total assets                                                                                $10,608,150      $10,185,547
Total earning assets                                                                          9,767,438        9,440,660
Loans and lease receivables, net of unearned discount                                         6,512,969        6,251,791
Allowance for credit losses                                                                      90,100           90,505
Total deposits                                                                                8,843,239        8,424,422
Common shareholders' equity                                                                     875,142          854,441
Book value per share                                                                              11.44            10.96

AVERAGE BALANCE SHEET DATA:

Total assets                                              $10,582,191      $10,254,503      $10,550,174      $10,244,623
Total earning assets                                        9,751,609        9,509,599        9,752,694        9,532,390
Loans and lease receivables, net of unearned discount       6,460,163        6,271,633        6,340,868        6,302,564
Total deposits                                              8,825,726        8,450,937        8,804,805        8,545,959
Common shareholders' equity                                   859,514          874,626          871,192          841,207

NON-PERFORMING ASSETS AT SEPTEMBER 30:

Non-accrual loans                                                                           $    13,843      $    18,655
Loans 90+ days past due                                                                          20,675           25,773
Restructured loans                                                                                2,164            1,870
Other real estate owned                                                                          19,413           14,049

Net charge-offs as a percentage
     of average loans (annualized)                               0.25%            0.34%            0.30%            0.32%

PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets                                         1.04%            1.31%            1.09%            1.33%
Return on common equity                                         12.77%           15.37%           13.19%           16.25%

Net interest margin                                              3.48%            3.76%            3.52%            3.83%

Average shares outstanding - diluted                       76,978,834       78,415,306       77,515,403       78,095,332


                               BancorpSouth, Inc.
                       Consolidated Statement of Condition
                                   (Unaudited)



                                                           September 30,
                                                   ----------------------------         %
                                                      2004              2003         Change
                                                   -----------      -----------     --------
                                                                (In thousands)
ASSETS
------

Cash and due from banks                            $   304,389      $   302,520       0.62 %
Interest bearing deposits with other banks              35,090           19,157      83.17 %
Held-to-maturity securities, at amortized cost       1,384,061          990,112      39.79 %
Available-for-sale securities, at fair market
     value                                           1,758,945        1,997,318     (11.93)%
Federal funds sold and securities
     purchased under agreement to resell                 7,180          139,872     (94.87)%
Loans                                                6,543,720        6,287,265       4.08 %
  Less:  Unearned discount                             (30,751)         (35,474)    (13.31)%
         Allowance for credit losses                   (90,100)         (90,505)     (0.45)%
                                                   -----------      -----------
Net loans                                            6,422,869        6,161,286       4.25 %
Loans held for sale                                     69,194           42,412      63.15 %
Premises and equipment, net                            224,685          212,282       5.84 %
Accrued interest receivable                             67,849           72,721      (6.70)%
Goodwill                                                64,164           55,906      14.77 %
Other assets                                           269,724          191,961      40.51 %
                                                   -----------      -----------
    Total Assets                                   $10,608,150      $10,185,547       4.15 %
                                                   ===========      ===========

LIABILITIES
-----------

Deposits:
  Demand:  Noninterest bearing                     $ 1,343,698      $ 1,246,955       7.76 %
           Interest bearing                          2,653,386        2,434,498       8.99 %
  Savings                                              772,159          786,080       1.77)%
  Other time                                         4,073,996        3,956,889       2.96 %
                                                   -----------      -----------
Total deposits                                       8,843,239        8,424,422       4.97 %
Federal funds purchased and
    securities sold under agreement
    to repurchase                                      496,647          517,420      (4.01)%
Accrued interest payable                                19,330           20,371      (5.11)%
Junior Subordinated Debt Securities                    128,866          125,000       3.09 %
Long-term debt                                         137,500          138,820      (0.95)%
Other liabilities                                      107,426          105,073       2.24 %
                                                   -----------      -----------
Total Liabilities                                    9,733,008        9,331,106       4.31 %

Shareholders' Equity
--------------------

Common stock                                           191,278          194,900      (1.86)%
Capital surplus                                         45,440           40,770      11.45 %
Other comprehensive income                               6,724           15,419     (56.39)%
Retained earnings                                      631,700          603,352       4.70 %
                                                   -----------      -----------
Total Shareholders' Equity                             875,142          854,441       2.42 %
                                                   -----------      -----------
Total Liabilities & Shareholders' Equity           $10,608,150      $10,185,547       4.15 %
                                                   ===========      ===========


                               BancorpSouth, Inc.
                        Consolidated Statements of Income
                  (Dollars in thousands, except per share data)
                                   (Unaudited)


                                                          Quarter Ended
                                             --------------------------------------
                                              Sep 2004       Jun 2004      Mar 2004
                                             ---------      ---------     ---------
INTEREST REVENUE:
Loans                                        $  93,759      $  91,358     $  92,250
Deposits with other banks                          102            288           128
Federal funds sold and securities
   purchased under agreement to resell             111            115           697
Held-to-maturity securities:
    Taxable                                     12,020         12,791        10,112
    Tax-exempt                                   1,693          1,694         1,796
Available-for-sale securities:
    Taxable                                     14,691         15,309        15,688
    Tax-exempt                                   1,613          1,650         1,759
Loans held for sale                                517            478           756
                                             ---------      ---------     ---------
        Total interest revenue                 124,506        123,683       123,186
                                             ---------      ---------     ---------

INTEREST EXPENSE:

Deposits                                        35,198         33,915        33,918
Fed funds purchased and securities sold
   under agreement to repurchase                 1,336          1,101         1,063
Other                                            5,014          4,983         4,723
                                             ---------      ---------     ---------
        Total interest expense                  41,548         39,999        39,704
                                             ---------      ---------     ---------

        Net interest revenue                    82,958         83,684        83,482
  Provision for credit losses                    3,530          4,835         4,015
                                             ---------      ---------     ---------
        Net interest revenue, after
          provision for credit losses           79,428         78,849        79,467
                                             ---------      ---------     ---------

NONINTEREST REVENUE:
Mortgage lending                                  (672)        11,365        (1,141)
Service charges                                 15,965         16,057        14,318
Life insurance premiums                            397            478           562
Trust income                                     2,059          1,842         1,686
Security gains, net                                146             59           618
Insurance commissions                           14,366         13,232        14,458
Other                                           10,066          8,383        15,539
                                             ---------      ---------     ---------
        Total noninterest revenue               42,327         51,416        46,040
                                             ---------      ---------     ---------

NONINTEREST EXPENSES:

Salaries and employee benefits                  49,176         48,628        50,036
Occupancy, net of rental income                  6,264          6,084         5,956
Equipment                                        5,390          5,636         5,460
Telecommunications                               1,667          1,825         1,838
Other                                           22,483         21,858        22,716
                                             ---------      ---------     ---------
        Total noninterest expenses              84,980         84,031        86,006
                                             ---------      ---------     ---------
        Income before income taxes              36,775         46,234        39,501
Income tax expense                               9,187         14,961        12,336
                                             ---------      ---------     ---------
        Net income                           $  27,588      $  31,273     $  27,165
                                             =========      =========     =========

Net income per share: Basic                  $    0.36      $    0.41     $    0.35
                                             =========      =========     =========
                      Diluted                $    0.36      $    0.40     $    0.35
                                             =========      =========     =========



                               BancorpSouth, Inc.
                        Consolidated Statements of Income
                  (Dollars in thousands, except per share data)
                                   (Unaudited)


                                                       Dec 2003     Sep 2003
                                                       --------     --------

INTEREST REVENUE:
Loans                                                 $ 94,822     $ 98,292
Deposits with other banks                                   96           67
Federal funds sold and securities purchased
   under agreement to resell                               772        1,295
Held-to-maturity securities:
    Taxable                                              9,831       10,258
    Tax-exempt                                           1,860        1,941
Available-for-sale securities:
    Taxable                                             16,108       15,160
    Tax-exempt                                           1,878        1,903
Loans held for sale                                        856          896
                                                      --------     --------
        Total interest revenue                         126,223      129,812
                                                      --------     --------

INTEREST EXPENSE:

Deposits                                                33,929       35,260
Fed funds purchased and securities sold
   under agreement to repurchase                         1,551        2,018
Other                                                    4,658        4,726
                                                      --------     --------
        Total interest expense                          40,138       42,004
                                                      --------     --------

        Net interest revenue                            86,085       87,808
  Provision for credit losses                            7,472        4,664
                                                      --------     --------
        Net interest revenue, after provision for
          credit losses                                 78,613       83,144
                                                      --------     --------

NONINTEREST REVENUE:

Mortgage lending                                         6,441       10,323
Service charges                                         15,882       16,131
Life insurance premiums                                    657          760
Trust income                                             2,138        1,905
Security gains, net                                         40           60
Insurance commissions                                   13,101       11,946
Other                                                    9,815        8,695
                                                      --------     --------
        Total noninterest revenue                       48,074       49,820
                                                      --------     --------

NONINTEREST EXPENSES:

Salaries and employee benefits                          47,633       46,449
Occupancy, net of rental income                          5,853        5,932
Equipment                                                5,569        6,063
Telecommunications                                       1,874        1,915
Other                                                   23,898       22,192
                                                      --------     --------
        Total noninterest expenses                      84,827       82,551
                                                      --------     --------
        Income before income taxes                      41,860       50,413
Income tax expense                                      12,990       16,539
                                                      --------     --------
        Net income                                    $ 28,870     $ 33,874
                                                      ========     ========

Net income per share: Basic                           $   0.37     $   0.43
                                                      ========     ========
                      Diluted                         $   0.37     $   0.43
                                                      ========     ========


                               BancorpSouth, Inc.
                        Consolidated Statements of Income
                  (Dollars in thousands, except per share data)
                                   (Unaudited)


                                                          Year To Date
                                                      ---------------------
                                                      Sep 2004     Sep 2003
                                                      --------     --------

INTEREST REVENUE:

Loans                                                 $277,367     $305,207
Deposits with other banks                                  518          251
Federal funds sold and securities purchased
   under agreement to resell                               922        5,816
Held-to-maturity securities:
    Taxable                                             34,922       36,489
    Tax-exempt                                           5,183        6,236
Available-for-sale securities:
    Taxable                                             45,688       38,319
    Tax-exempt                                           5,022        5,992
Loans held for sale                                      1,752        2,378
                                                      --------     --------
        Total interest revenue                         371,374      400,688
                                                      --------     --------

INTEREST EXPENSE:

Deposits                                               103,031      115,093
Fed funds purchased and securities sold
   under agreement to repurchase                         3,499        6,563
Other                                                   14,720       14,011
                                                      --------     --------
        Total interest expense                         121,250      135,667
                                                      --------     --------

        Net interest revenue                           250,124      265,021
  Provision for credit losses                           12,381       17,658
                                                      --------     --------
        Net interest revenue, after provision for
          credit losses                                237,743      247,363
                                                      --------     --------

NONINTEREST REVENUE:

Mortgage lending                                         9,552       16,811
Service charges                                         46,340       46,017
Life insurance premiums                                  1,437        2,598
Trust income                                             5,587        5,075
Security gains, net                                        822       13,796
Insurance commissions                                   42,056       26,647
Other                                                   33,990       31,068
                                                      --------     --------
        Total noninterest revenue                      139,784      142,012
                                                      --------     --------

NONINTEREST EXPENSES:

Salaries and employee benefits                         147,840      134,177
Occupancy, net of rental income                         18,303       17,120
Equipment                                               16,486       17,842
Telecommunications                                       5,330        5,603
Other                                                   67,057       63,025
                                                      --------     --------
        Total noninterest expenses                     255,016      237,767
                                                      --------     --------
        Income before income taxes                     122,511      151,608
Income tax expense                                      36,484       49,345
                                                      --------     --------
        Net income                                    $ 86,027     $102,263
                                                      ========     ========

Net income per share: Basic                           $   1.12     $   1.32
                                                      ========     ========
                      Diluted                         $   1.11     $   1.31
                                                      ========     ========

                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)



                                                       Quarter Ended
                                                    September 30, 2004
                                           ----------------------------------
                                             Average                   Yield/
(Taxable equivalent basis)                   Balance      Interest      Rate
                                           -----------    --------     ------

ASSETS
Loans net of unearned income               $ 6,509,800    $ 94,804     5.79%
Held-to-maturity securities:
  Taxable                                    1,301,470      12,020     3.67%
  Tax-exempt                                   144,936       2,604     7.15%
Available-for-sale securities:
  Taxable                                    1,616,975      14,691     3.61%
  Tax-exempt                                   145,919       2,482     6.77%
Short-term investments                          32,509         213     2.61%
                                            ---------     --------
  Total interest earning
    assets and revenue                       9,751,609     126,814     5.17%
Other assets                                   921,768
Less: Allowance for credit losses              (91,186)
                                           -----------
    Total                                  $10,582,191
                                           ===========

LIABILITIES AND
SHAREHOLDERS' EQUITY

Deposits:
  Demand - interest bearing                $ 2,661,627    $  6,171     0.92%
  Savings                                      780,567       1,479     0.75%
  Other time                                 4,078,551      27,549     2.69%
Short-term borrowings                          524,659       1,670     1.27%
Junior subordinated debt                       128,866       2,626     8.11%
Long-term debt                                 137,614       2,054     5.94%
                                            ---------     --------
  Total interest bearing
    liabilities and expense                  8,311,884      41,548     1.99%
Demand deposits -
  noninterest bearing                        1,304,983
Other liabilities                              105,810
                                           -----------
  Total liabilities                          9,722,677
Shareholders' equity                           859,514
                                           -----------
  Total                                    $10,582,191
                                           ===========    -------
Net interest revenue                                      $85,266
                                                          =======
Net interest margin                                                    3.48%
Net interest rate spread                                               3.18%
Interest bearing liabilities to
   interest earning assets                                            85.24%

Net interest tax equivalent adjustment                    $ 2,308


                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)


                                                        Quarter Ended
                                                     September 30, 2003
                                           --------------------------------------
                                             Average                       Yield/
(Taxable equivalent basis)                   Balance      Interest          Rate
                                           -----------    --------         ------

ASSETS

Loans net of unearned income               $ 6,344,679    $ 99,535         6.22%
Held-to-maturity securities:
  Taxable                                      928,655      10,258         4.38%
  Tax-exempt                                   159,698       2,987         7.42%
Available-for-sale securities:
  Taxable                                    1,738,380      15,160         3.46%
  Tax-exempt                                   184,639       2,928         6.29%
Short-term investments                         153,548       1,362         3.52%
                                           -----------    --------
  Total interest earning
    assets and revenue                       9,509,599     132,230         5.52%
Other assets                                   836,643
Less:  Allowance for credit losses             (91,739)
                                           -----------
    Total                                  $10,254,503
                                           ===========

LIABILITIES AND
SHAREHOLDERS' EQUITY

Deposits:
  Demand - interest bearing                $ 2,462,312    $  5,220         0.84%
  Savings                                      791,963       1,431         0.72%
  Other time                                 3,982,951      28,608         2.85%
Short-term borrowings                          533,933       2,123         1.58%
Junior subordinated debt                       125,000       2,547         8.15%
Long-term debt                                 138,929       2,075         5.93%
                                           -----------    --------
  Total interest bearing
    liabilities and expense                  8,035,088      42,004         2.07%
Demand deposits -
  noninterest bearing                        1,213,711
Other liabilities                              131,078
                                           -----------
  Total liabilities                          9,379,877
Shareholders' equity                           874,626
                                           -----------
  Total                                    $10,254,503
                                           ===========    --------
Net interest revenue                                      $ 90,226
                                                          ========
Net interest margin                                                        3.76%
Net interest rate spread                                                   3.44%
Interest bearing liabilities to
   Interest earning assets                                                84.49%

Net interest tax equivalent adjustment                    $  2,418


                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)


                                                       Year To Date
                                                     September 30, 2004
                                           ------------------------------------
                                             Average                     Yield/
(Taxable equivalent basis)                   Balance       Interest       Rate
                                           -----------     --------      ------
ASSETS

Loans net of unearned income               $ 6,400,120     $280,687      5.86%
Held-to-maturity securities:
  Taxable                                    1,214,775       34,923      3.84%
  Tax-exempt                                   147,506        7,972      7.22%
Available-for-sale securities:
  Taxable                                    1,692,356       45,684      3.61%
  Tax-exempt                                   154,596        7,726      6.68%
Short-term investments                         143,341        1,441      1.34%
                                           -----------     --------
  Total interest earning
    assets and revenue                       9,752,694      378,433      5.18%
Other assets                                   889,244
Less:  Allowance for credit losses             (91,764)
                                           -----------
    Total                                  $10,550,174
                                           ===========

LIABILITIES AND
SHAREHOLDERS' EQUITY

Deposits:
  Demand - interest bearing                $ 2,677,259     $ 17,629      0.88%
  Savings                                      784,894        4,194      0.71%
  Other time                                 4,067,648       81,208      2.67%
Short-term borrowings                          489,379        4,167      1.14%
Junior subordinated debt                       128,866        7,877      8.16%
Long-term debt                                 137,949        6,175      5.98%
                                           -----------     --------
  Total interest bearing
    liabilities and expense                  8,285,995      121,250      1.95%
Demand deposits -
  noninterest bearing                        1,275,004
Other liabilities                              117,983
                                           -----------
  Total liabilities                          9,678,982
Shareholders' equity                           871,192
                                           -----------
  Total                                    $10,550,174
                                           ===========     --------
Net interest revenue                                       $257,183
                                                           ========
Net interest margin                                                      3.52%
Net interest rate spread                                                 3.23%
Interest bearing liabilities to
   interest earning assets                                              84.96%

Net interest tax equivalent adjustment                     $  7,059


                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)


                                                      Year To Date
                                                    September 30, 2003
                                           -----------------------------------
                                             Average                    Yield/
(Taxable equivalent basis)                   Balance       Interest      Rate
                                           -----------     --------     ------

ASSETS

Loans net of unearned income               $ 6,365,923     $308,716      6.48%
Held-to-maturity securities:
  Taxable                                    1,212,104       36,488      4.02%
  Tax-exempt                                   168,234        9,594      7.62%
Available-for-sale securities:
  Taxable                                    1,276,990       38,318      4.01%
  Tax-exempt                                   193,580        9,219      6.37%
Short-term investments                         315,559        6,067      2.57%
                                           -----------     --------
  Total interest earning
    assets and revenue                       9,532,390      408,402      5.73%
Other assets                                   802,732
Less:  Allowance for credit losses             (90,499)
                                           -----------
    Total                                  $10,244,623
                                           ===========

LIABILITIES AND
SHAREHOLDERS' EQUITY

Deposits:
  Demand - interest bearing                $ 2,478,536     $ 19,018      1.03%
  Savings                                      804,946        5,669      0.94%
  Other time                                 4,098,528       90,406      2.95%
Short-term borrowings                          476,410        6,698      1.88%
Junior subordinated debt                       125,000        7,641      8.15%
Long-term debt                                 139,241        6,236      5.99%
                                           -----------     --------
  Total interest bearing
    liabilities and expense                  8,122,661      135,668      2.23%
Demand deposits -
  noninterest bearing                        1,163,949
Other liabilities                              116,806
                                           -----------
  Total liabilities                          9,403,416
Shareholders' equity                           841,207
                                           -----------
  Total                                    $10,244,623
                                           ===========     --------
Net interest revenue                                       $272,734
                                                           ========
Net interest margin                                                      3.83%
Net interest rate spread                                                 3.50%
Interest bearing liabilities to
   interest earning assets                                              85.21%

Net interest tax equivalent adjustment                     $  7,713

                       WALLER LANSDEN DORTCH & DAVIS, PLLC

                              NASHVILLE CITY CENTER
                          511 UNION STREET, SUITE 2700
                             POST OFFICE BOX 198966
                         NASHVILLE, TENNESSEE 37219-8966
                                 (615) 244-6380
                            FACSIMILE: (615) 244-6804


   David G. Wilson
    (615) 850-8586
dwilson@wallerlaw.com

                                October 19, 2004

VIA EDGAR
---------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attention:  Filing Desk

         Re:  BancorpSouth, Inc.
              -----------------


Ladies and Gentlemen:

     On behalf of BancorpSouth, Inc., I am transmitting electronically a Current Report on Form 8-K, with an exhibit. A copy of the attached Form 8-K, with an exhibit, is being delivered to the New York Stock Exchange.

     If you have any questions pertaining to this filing, please contact me or Ralph W. Davis of this office.

                                                  Very truly yours,


                                                  /s/ DAVID G. WILSON
                                                  ------------------------------
                                                  David G. Wilson


cc:  The New York Stock Exchange, Inc. (w/ encl.)
     L. Nash Allen, Jr. (w/ encl.)
     Ralph W. Davis, Esq. (w/ encl.)